Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
BY AND AMONG
SOLAR POWER, INC.,
THE INVESTORS LISTED ON
THE SCHEDULE OF INVESTORS
ATTACHED HERETO AS EXHIBIT A,
AND
THE SHAREHOLDERS OF SOLAR POWER, INC.,
LISTED ON THE SCHEDULE
OF PARTICIPATING SHAREHOLDERS
ATTACHED HERETO AS EXHIBIT B.
DATED: DECEMBER ___, 2007

i

TABLE OF CONTENTS
(Cont.)

ii

TABLE OF CONTENTS
(Cont.)

		Page
8.2	Registration Procedures	27
8.3	Registration Expenses	30
8.4	Indemnification	30
8.5	Dispositions	33
8.6	No Piggyback on Registrations	33
8.7	Piggy-Back Registrations	33

Article IX MISCELLANEOUS		34
9.1	Termination	34
9.2	Fees and Expenses	34
9.3	Entire Agreement	34
9.4	Notices	34
9.5	Amendments; Waivers	35
9.6	Construction	35
9.7	Successors and Assigns	35
9.8	Persons Entitled to Benefit of Agreement	35
9.9	Governing Law; Venue; Waiver of Jury Trial	36
9.10	Survival	36
9.11	Execution	36
9.12	Severability	36
9.13	Rescission and Withdrawal Right	36
9.14	Replacement of Securities	37
9.15	Remedies	37
9.16	Payment Set Aside	37
9.17	Adjustments in Share Numbers and Prices	37
9.18	Independent Nature of Investors' Obligations and Rights	37

EXHIBITS:
A	Schedule of Investors
B	Schedule of Participating Shareholders
C	Instruction Sheet for Investors
D-1	Opinion of Company Corporate Counsel
D-2	Opinion of Company PRC Counsel
D-3	Opinion of Company Hong Kong Counsel
E	Plan of Distribution
F	Company Transfer Agent Instructions
G	Form of Warrant

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SECURITIES PURCHASE AGREEMENT
     SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December ___, 2007, by and among Solar Power, Inc., a California corporation with headquarters located at 1115 Orlando Avenue, Roseville, California 95661 (the “Company”), the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”), and the shareholders of the Company listed on the Schedule of Participating Shareholders attached hereto as Exhibit B. (individually a “Participating Shareholder” and collectively, the “Participating Shareholders”).
BACKGROUND
     A. The Company wishes to sell to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of                      shares (the “Company Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
     B. The Participating Shareholders wish to sell to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of 300,000 shares of Common Stock held by such Participating Shareholders as set forth on Exhibit B (the “Affiliate Shares”).
     C. Each Investor, severally and not jointly, wishes to purchase, upon the terms and conditions stated in this Agreement (i) from the Company and the Participating Shareholders, that aggregate number of shares of Common Stock set forth opposite such Investor’s name under the column entitled “Common Shares” on the Schedule of Investors attached hereto as Exhibit A (which aggregate amount for all Investors together shall be equal to the sum of the Affiliate Shares and the Company Shares which is                      shares of Common Stock and shall collectively be referred to herein as the “Common Shares”) and (ii) from the Company, the warrants, in substantially the form attached hereto as Exhibit G (the “Warrants”) to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name under the column entitled “Warrant Shares” on Exhibit A (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, the “Warrant Shares”).
     D. The Company and each Investor are executing and delivering this Agreement to provide for the sale and purchase of the Company Shares in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
     E. Each Participating Shareholder and each Investor are executing and delivering this Agreement to provide for the sale and purchase of the Affiliate Shares in reliance upon Section 4(2) of the Securities Act.
     F. The Common Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities.”

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Investors and the Participating Shareholders agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
          (a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.
          (b) “Affiliate Shares” has the meaning set forth in the preamble.
          (c) “Agent” has the meaning set forth in Section 3.12.
          (d) “Agreement” has the meaning set forth in the Preamble.
          (e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
          (f) “Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.
          (g) “Closing Date” means the date and time of the Closing and shall be on such date and time as is mutually agreed to by the Company and each Investor.
          (h) “Company” has the meaning set forth in the Preamble.
          (i) “Company Counsel” means Weintraub Genshlea Chediak Law Corporation.
          (j) “Common Shares” has the meaning set forth in the Preamble.
          (k) “Common Stock” has the meaning set forth in the Preamble.
          (l) “Contingent Obligation” has the meaning set forth in Section 3.28.
          (m) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.
          (n) “Disclosure Materials” has the meaning set forth in Section 3.7.
          (o) “Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

          (p) “Effectiveness Period” has the meaning set forth in Section 8.1(b).
          (q) “8-K Filing” has the meaning set forth in Section 6.5.
          (r) “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the OTC Bulletin Board.
          (s) “Environmental Laws” has the meaning set forth in Section 3.31.
          (t) “Event” has the meaning set forth in Section 8.1(d).
          (u) “Event Payments” has the meaning set forth in Section 8.1(d).
          (v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (w) “Excluded Events” has the meaning set forth in Section 8.1(d)(ii).
          (x) “Filing Date” means 20days after the Closing Date.
          (y) “GAAP” has the meaning set forth in Section 3.7.
          (z) “Hazardous Materials” has the meaning set forth in Section 3.31.
          (aa) “Indebtedness” has the meaning set forth in Section 3.28.
          (bb) “Indemnified Party” has the meaning set forth in Section 8.4(c).
          (cc) “Indemnifying Party” has the meaning set forth in Section 8.4(c).
          (dd) “Insolvent” has the meaning set forth in Section 3.8.
          (ee) “Intellectual Property Rights” has the meaning set forth in Section 3.21.
          (ff) “Investor” has the meaning set forth in the Preamble.
          (gg) “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.
          (hh) “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.
          (ii) “Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally

(as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.
          (jj) “Material Permits” has the meaning set forth in Section 3.22.
          (kk) “Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          (ll) “Participating Shareholder” has the meaning set forth in the preamble.
          (mm) “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.
          (nn) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.
          (oo) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          (pp) “Registrable Securities” means the Common Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
          (qq) “Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          (rr) “Regulation D” has the meaning set forth in the Preamble.
          (ss) “Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to review by the SEC, (a) ninety (90) days after the Closing Date or (b) five (5) Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Registration Statement becomes subject to review by the SEC, one hundred seventy five (175) days after the Closing Date.

          (tt) “Rule 144,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B,” and “Rule 430C” means Rule 144, Rule 415, Rule 424, Rule 430A, Rule 430B, and Rule 430C respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
          (uu) “SEC” has the meaning set forth in the Preamble.
          (vv) “SEC Reports” has the meaning set forth in Section 3.7.
          (ww) “Securities” has the meaning set forth in the Preamble.
          (xx) “Securities Act” has the meaning set forth in the Preamble.
          (yy) “Shares” means shares of Common Stock.
          (zz) “Short Sales” has the meaning set forth in Section 5.8.
          (aaa) “Subsidiary” means any direct or indirect subsidiary of the Company.
          (bbb) “Trading Day” means (a) any day on which the Common Stock is listed or quoted or traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted or traded on its primary Trading Market, the any date on which the common Stock is listed or quoted or traded on any other Eligible Market (or any respective successor thereto), or (c) if trading ceases to occur on any Eligible Market (or any respective successor thereto), any Business Day.
          (ccc) “Trading Market” means The Nasdaq Capital Market or any other Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
          (ddd) “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants and the Transfer Agent Instructions.
          (eee) “Transfer Agent” means Computershare Trust Co., Inc. or any successor transfer agent for the Company.
          (fff) “Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit F, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.
          (ggg) “Warrants” has the meaning set forth in the Preamble.
          (hhh) “Warrant Shares” has the meaning set forth in the Preamble.

ARTICLE II
PURCHASE AND SALE
     2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing: the Company shall issue and sell, and the Participating Shareholders shall sell and transfer, to each Investor, and each Investor shall, severally and not jointly, purchase from the Company and the Participating Shareholders, such number of Common Shares set forth opposite such Investor’s name on Exhibit A under the columns entitled “Common Shares”, and the Company shall issue and sell the number of Warrants for the number of Warrant Shares, and each Investor shall, severally and jointly, purchase from the Company such number of Warrants for the number of Warrant Shares set forth opposite such Investor’s name on Exhibit A under the columns entitled “Warrants” and “Warrant Shares,” for the price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price.” The date and time of the Closing shall be 11:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of the Company’s Counsel.
     2.2 Closing Deliveries.
          (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:
               (i) one or more stock certificates (or copies thereof provided by the Transfer Agent), containing the restrictive and other legends provided in Sections 6.1(b) and 6.1(c) hereof, evidencing such number of Common Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Common Shares,” registered in the name of such Investor;
               (ii) a Warrant, issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Warrant Shares”;
               (iii) a legal opinion of Company Counsel, in the form of Exhibit D-1, executed by such counsel and delivered to the Investors;
               (iv) a legal opinion of Hylands Law Firm, PRC counsel for the Company, in the form of Exhibit D-2, executed by such counsel and delivered to the Investors; and
               (v) a legal opinion of Boughton Peterson Yong Anderson, Hong Kong counsel for the Company, in the form of Exhibit D-3, executed by such counsel and delivered to the Investors.
          (b) At the Closing, each Participating Shareholder shall deliver a certificate or certificates representing the number of Affiliate Shares set forth opposite such Participating Shareholder’s name on Schedule B hereto, together with stock powers (or the equivalent) duly executed in blank, together with such other documents as may be required to transfer to Investors good and marketable title to such Affiliate Shares free and clear of all Liens, against payment of the relevant purchase price therefor as described herein.

          (c) At the Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.
          (d) The Company shall pay to each Participating Shareholders the portion of the purchase price for the Affiliate Shares sold by such Participating Shareholder within two (2) Business Days of the Closing.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as disclosed in the corresponding section of the Schedules, which Schedules shall be deemed a part hereof, the Company hereby represents and warrants to the Investors and the Agent as follows:
     3.1 Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1 hereto. Except as disclosed in Schedule 3.1 hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.
     3.2 Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate or other legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
     3.3 Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.
     3.4 No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default or rights would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or to its knowledge (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Article V hereof and the representations and warranties of the Participating Shareholder set forth in Article IV hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.
     3.5 The Securities. The Securities (including the Warrant Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.
     3.6 Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.6 hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.6 hereto, the Company does not have outstanding any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.6 hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Schedule 3.6 hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.
     3.7 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”, on a timely basis or has received a valid extension of such time of filing for any of the SEC Reports and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to the Investors or their respective representatives true, correct and complete copies of the SEC Documents not available on the SEC’s EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.
     3.8 Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in Schedule 3.8 hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to current or previously existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.8, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.28), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
     3.9 Absence of Litigation. Except as disclosed in Schedule 3.9, there is no action, suit, claim, or Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, or self-regulatory organization pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.
     3.10 Compliance. Except as described in Schedule 3.10, neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.
     3.11 Title to Assets. Neither the Company nor any Subsidiary owns any real property. The Company and the personal property owned by them that is used in the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid and subsisting leases of which the Company and the Subsidiaries and, to the Company’s knowledge, the other parties thereto, are in material compliance.
     3.12 No General Solicitation; Placement Agents’ Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company acknowledges that it has engaged Needham & Company, LLC and Roth Capital Partners, LLC as its placement agents (the “Agents”) in connection with the sale of the Securities. Other than the Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.
     3.13 No Integration. Neither the Company nor to its knowledge any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.
     3.14 Private Placement. Assuming the accuracy of the representations and warranties of the Investors contained in Article V of this Agreement and the compliance by the Investors with the provisions set forth herein, it is not necessary, in connection with the issuance and sale of any Securities, in the manner contemplated by the Transaction Documents, to register any Securities under the Securities Act.
     3.15 Eligibility for Registration. The Company is eligible to register the Common Shares and the Warrant Shares for resale by the Investors using Form SB-2 promulgated under the Securities Act.
     3.16 Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance, in all material respects, with all such listing and maintenance requirements.
     3.17 Registration Rights. Except as provided herein, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.
     3.18 Application of Takeover Protections. Except as described in Schedule 3.18, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.
     3.19 Disclosure. The Company confirms that neither it nor any of its officers, directors or Affiliates, has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of the Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.
     3.20 Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
     3.21 Patents and Trademarks. To the Company’s knowledge, the Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent applications, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 3.21, none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as disclosed in Schedule 3.21, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.
     3.22 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.
     3.23 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such Material Permits does not have or could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.
     3.24 Transactions With Affiliates. Except as set forth in the Company’s SEC Reports, none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries that would be required to be disclosed pursuant to Item 404 of Regulation S-B (other than for ordinary course services as officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.
     3.25 Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.26 Sarbanes-Oxley Act. The Company is in compliance in all respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.
     3.27 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt

Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     3.28 Indebtedness. Except as disclosed in Schedule 3.28, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below) or (ii) is a party to any contract, agreement or instrument relating to any Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
     3.29 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or, to the Company’s knowledge, employs any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports and no disturbance by the Company’s employees exists or, to the Company’s knowledge, is imminent. Except as disclosed in Schedule 3.29, no current executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified in writing the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.
     3.30 Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     3.31 Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
     3.32 Subsidiary Rights. Except as set forth in Schedule 3.32, the Company or its Subsidiaries have the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities or ownership interest of the Subsidiaries as owned by the Company or such Subsidiary.
     3.33 Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
     3.34 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Agents in connection with the placement of the Securities.
     3.35 Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its Subsidiaries is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities, such disclosure controls and procedures are effective.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
THE PARTICIPATING SHAREHOLDERS
     Each Participating Shareholder, severally and not jointly, hereby represents and warrants to the Investors and the Agent as follows:
     4.1 Ownership of Capital Stock. Such Participating Shareholder owns beneficially and of record the number of Affiliate Shares set forth opposite such Seller’s name on Exhibit B attached hereto, free and clear of any and all Liens. Such Participating Shareholder shall use such Participating Shareholder’s best efforts to collect the certificates for the Affiliate Shares to be sold by such Participating Shareholder to the Investors hereunder and prepare them for delivery to a custodian, if appropriate, endorsed in blank or with blank stock powers duly executed with a signature appropriately guaranteed.
     4.2 Authority of the Participating Shareholders. Such Participating Shareholder has full right, authority, power and legal capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Participating Shareholder pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement, when executed and delivered by such Participating Shareholder constitute, valid and binding obligations of such Participating Shareholder in accordance with its respective terms. The execution, delivery and performance by such Participating Shareholder of this Agreement (a) assuming the accuracy of the Investors’ representations and warranties set forth in this Agreement, do not and will not violate or contravene any laws of the United States, or any state or other jurisdiction applicable to such Participating Shareholder or require such Participating Shareholder to obtain any approval, consent or waiver of, or to make any filing with, any Person (governmental or otherwise); and (b) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Participating Shareholder is a party or by which the property of such Participating Shareholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Participating Shareholder or of the Company or any Subsidiary.

     4.3 Absence of Litigation. There is no claim, action, proceeding or investigation pending, or to the best knowledge of such Participating Shareholder, threatened against, relating to or affecting such Participating Shareholder before any court, arbitrator or administrative governmental or regulatory authority or body, that if determined adversely to such Participating Shareholder, would materially impair the ability or the obligation of such Participating Shareholder to perform fully on a timely basis such Participating Shareholder’s obligations under this Agreement.
     4.4 SEC Reports. Such Participating Shareholder has no knowledge of any material fact or condition not set forth in the SEC Reports that has adversely affected, or may adversely affect, the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, and the sale of the Common Shares proposed to be sold by such Participating Shareholder is not prompted by any such knowledge.
     4.5 No General Solicitation; Placement Agents’ Fees. Neither such Participating Shareholder, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Such Participating Shareholder shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Affiliate Shares to be sold by such Participating Shareholder pursuant to this Agreement. Such Participating Shareholder acknowledges that the Company has engaged Needham & Company, LLC and Roth Capital Partners, LLC as its placement agents (the “Agents”) in connection with the sale of the Securities. Other than the Agents, such Participating Shareholder has not engaged any placement agent or other agent in connection with the sale of the Securities and, except as provided herein, has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
     Each Investor hereby, as to itself only and for no other Investor, represents, warrants and covenants to the Company and the Agents as follows:
     5.1 Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

     5.2 No Public Sale or Distribution. Such Investor is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
     5.3 Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, either (A) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or (B) an “accredited investor” as defined in Rule 501(a)(1), (2) or (3) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit C-2 (attached hereto) on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.
     5.4 Experience of Such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.
     5.5 Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.
     5.6 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     5.7 No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.
     5.8 Prohibited Transactions. Neither such Investor, directly or indirectly, nor any Person acting on behalf of or pursuant to any understanding with such Investor, has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) (a “Transaction”) since the time that such Investor was first contacted by the Company, either Agent or any other Person regarding the investment in the Company contemplated hereby. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.
     5.9 Restricted Securities. The Investors understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
     5.10 Legends. It is understood that, except as provided in Section 6.1(b) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 6.1(b).
     5.11 No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor understands that the Agents have acted solely as the agent of the Company in this placement of the Securities, and that the Agents make no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that it has not relied on any information or advice furnished by or on behalf of the Agents.
     5.12 Brokers or Finders. Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any Investor has, nor will, incur, directly or indirectly, as a result of any action taken by each Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated hereby.
ARTICLE VI
OTHER AGREEMENTS OF THE PARTIES
     6.1 Transfer Restrictions.
          (a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with the Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.
          (b) The Investors agree to the imprinting, so long as is required by this Section (b), of the following legend on any certificate evidencing any of the Securities:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

     Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) following the Effective Date upon written request of an Investor which request confirms in writing that such Investor will comply with the provisions of Section 6.1(a); (ii) following any sale of such Securities pursuant to an effective registration statement (including the Registration Statement) covering the resale of the Securities, (iii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144, (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities are eligible for sale under Rule 144(k), or (v) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the notice included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of (i) a legended certificate representing such Securities, and (ii) an opinion of counsel to the extent required by Section 6.1(a), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.1(b).
     If within three Trading Days after the Company’s receipt of a legended certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above, the Company shall fail to issue and deliver to such Investor a certificate representing such Securities that is free from all restrictive and other legends, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (the “Covering Shares”), then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing bid price on the date of delivery of such certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above.
          (c) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledgees or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the

Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 6.1(c), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 6.1(c)
     6.2 Furnishing of Information. Until the date that all Investors owning Shares or Warrant Shares may sell all of them under Rule 144(k) of the Securities Act (or any successor provision), the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of this Section 6.2.
     6.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.
     6.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance of the Common Shares and Warrant Shares in such amount as may be required to fulfill the Company’s obligations to issue such Common Shares and Warrant Shares. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Common Shares and Warrant Shares, the Company shall use reasonable best efforts to take such actions as may be required to increase the number of authorized shares.
     6.5 Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release reasonably acceptable to the Investors disclosing all material terms of the transactions contemplated hereby. On the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to 8-K Filing the Transaction Documents (including the schedules and the names, and addresses of the Investors and the amount(s) of Securities respectively purchased) and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing. Except as herein provided, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor, unless otherwise required by law. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the above referenced press release without the express written consent of such Investor.
     6.6 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes. The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products or services that complement its business, or properties and buildings in which to conduct its business. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or otherwise pursuant to the Company’s customary investment policies.
     6.7 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.
     6.8 Covenant Regarding No Offerings; Lock-Up.
          (a) For a period of ninety (90) days from the effective date of the Registration Statement, the Company shall not, without the prior written consent of Needham & Company, LLC, not be unreasonably withheld, sell, contract to sell or otherwise dispose of or issue any securities of the Company, except (i) in connection with the Company’s 2006 Equity Incentive Plan; (ii) upon exercise of the Warrants; (iii) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (iv) in connection with any other strategic transaction or alliance the primary purpose of which is not to raise equity capital; and (v) upon conversion or exercise of any Options which are outstanding on the date hereof.
          (b) The Company will cause its executive officers and directors not to dispose of any equity securities of the Company for a period of ninety (90) days from the effective date of the Registration Statement without the prior written consent of Needham & Company, LLC and will use its best efforts to cause such shareholders to become subject to a lock-up arrangement reasonably acceptable to Needham & Company, LLC containing such prohibitions.
ARTICLE VII
CONDITIONS
     7.1 Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company and the Participating Shareholder contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date;
          (b) Closing Deliveries. The Company shall have delivered or caused to be delivered the closing deliveries specified in Section 2.2(a) and the Participating Shareholders shall have delivered or caused to be delivered the closing deliveries specified in Section 2.2(b);
          (c) Performance. The Company, each Participating Shareholder and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing; and
          (d) Common Stock. The Common Stock shall be authorized for quotation or trading on the Trading Market, trading in the Common Stock shall not have been suspended for any reason, and all the Common Shares and Warrant Shares shall be approved for listing or trading on the Trading Market.
     7.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Investors and Participating Shareholders contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made on and as of such date;
          (b) Closing Deliveries. Each Investor shall have delivered or caused to be delivered the closing deliveries specified in Section 2.2(c) and each Participating Shareholder shall have delivered or caused to be delivered the closing deliveries specified in Section 2.2(b); and
          (c) Performance. The Investors and Participating Shareholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.
     7.3 Conditions Precedent to the Obligations of the Participating Shareholders. The obligation of the each Participating Shareholder to sell the Affiliate Shares at the Closing is subject to the satisfaction or waiver by such Participating Sharheolder, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company and the Investors contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made on and as of such date;

          (b) Closing Deliveries. Each Investor shall have delivered or caused to be delivered the Closing Deliveries specified in Section 2.2(c) and the Company shall have delivered or caused to be delivered to the Investors the closing deliveries specified in Section 2.2(a); and
          (c) Performance. The Investors, the Company and the other Participating Shareholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.
ARTICLE VIII
REGISTRATION RIGHTS
     8.1 Registration Statement.
          (a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise directed by the Investors or requested by the SEC) the Plan of Distribution in substantially the form attached hereto as Exhibit E.
          (b) The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Common Shares and Warrant Shares covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k) (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date. Notwithstanding the foregoing, if the SEC, by written or oral comment or otherwise, limits the Company’s ability to request effectiveness, or prohibits the effectiveness of, a Registration Statement with respect to any or all the Registrable Securities pursuant to Rule 415, it shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use reasonable best efforts. Any limitations on the number of Registrable Securities pursuant to Rule 415 will be made pro rata to each Investor.
          (c) The Company shall notify the Investors in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

          (d) Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of (i) the number of Common Shares held by such Investor as of the date of such Event, multiplied by (ii) the purchase price paid by such Investor for such Common Shares then held; provided, however, that the total amount of payments pursuant to this Section 6.1(d) shall not exceed, when aggregated with all such payments paid to all Investors, ten percent (10%) of the aggregate purchase price. The payments to which an Investor shall be entitled pursuant to this Section 8.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month.
     For such purposes, each of the following shall constitute an “Event”:
               (i) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;
               (ii) except as provided for in Section 8.1(e) (the “Excluded Events”), after the Effective Date, an Investor is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Investor) for five or more Trading Days (whether or not consecutive);
               (iii) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period; or
               (iv) with respect to an Investor, the Company fails for any reason to deliver a certificate evidencing any Securities to such Investor within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Investors pursuant to the Warrants are otherwise suspended for any reason.
          (e) Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 8.1(e) may be exercised for a period of no more than 20 Trading Days at a time and not more than three times in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 8.1(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.
          (f) The Company shall not, from the date hereof until the Effective Date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8.
     8.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Investors who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated therein by reference) will be subject to the review of such Investors. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Investors and the Plan of Distribution as the Investors may reasonably and promptly propose no later than two Trading Days after the Investors have been so furnished with copies of such documents as aforesaid.
          (b) (i) Subject to Section 8.18.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 15 Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting or Rule 415 comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
          (c) Notify the Investors as promptly as reasonably possible and as simultaneously as reasonably possible, and (if requested by any Investor) confirm such notice in writing no later than three Trading Days thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (d) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.
          (e) If requested by an Investor, provide such Investor and any counsel selected by a majority of holders of the Securities (“Investor Counsel”), without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.
          (f) Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.
          (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Common Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to Investor Counsel evidence of such listing; and (iv) during the Effectiveness Period, maintain the listing of such Common Shares on each such Trading Market or another Eligible Market.

          (h) Prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
          (i) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends.
          (j) Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (k) Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.
          (l) Comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act applicable to the registration of the Securities, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.
     Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable

Securities of any particular Investor or to make any Event Payments set forth in Section 8.1(c) to such Investor that such Investor furnish to the Company the information specified in Exhibits C-1, C-2 and C-3 hereto and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit E hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.
     8.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market, any required filing with the Financial Industry Regulatory Authority by the Agents, and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.
     8.4 Indemnification.
          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 8.4(c) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) execution, delivery, performance or enforcement of the Transaction Documents or (y) the status of Indemnified Party as holder of the Securities or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Holder, and the Holder seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.
          (b) Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Investor in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement (it being understood that the information provided by the Investor to the Company in Exhibits C-1, C-2 and C-3 and the Plan of Distribution set forth on Exhibit E, as the same may be modified by such Investor, constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds (after discounts and commissions but before expenses) received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
          (d) Contribution. If a claim for indemnification under Section 8.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     The indemnity and contribution agreements contained in this Section 8.4(d) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     8.5 Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
     8.6 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto, the Agents for any placement agent warrants issued as compensation for this offering and any other placement agent receiving warrants issued as compensation for this offering) may include securities of the Company in the Registration Statement other than the Registrable Securities.
     8.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor not then eligible to sell all of their Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the

Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder. If an offering in connection with which an Investor is entitled to registration under this Section 8.7 is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters. Upon the effectiveness the registration statement for which piggy-back registration has been provided in this Section 8.7, any Event Payments payable to an Investor whose Securities are included in such registration statement shall terminate.
ARTICLE IX
MISCELLANEOUS
     9.1 Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).
     9.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.
     9.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
     9.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than

6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.
     9.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Article VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates.
     9.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (iv) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.
     9.8 Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and each Investor and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than those persons mentioned in the preceding sentence or otherwise explicitly mentioned in this Agreement, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that each Indemnified Party is an intended third party beneficiary of Section 8.4 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

     9.9 Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF CALIFORNIA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.
     9.10 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.
     9.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.
     9.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     9.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents,

whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
     9.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
     9.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.
     9.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     9.17 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.
     9.18 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
[SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOLAR POWER, INC.
By:
Name:	Stephen C. Kircher
Title:	CEO/President
Address for Notice: 1115 Orlando Avenue Roseville, CA 95661-5247 Facsimile No.: (916) 721-0493 Telephone No.: (916) 745-0900 Attn: Alan Lefko

With a copy to:
Weintraub Genshlea Chediak
400 Capitol Mall, 11th Floor Sacramento, CA 95814 Facsimile: (916) 446-1611 Telephone: (916) 558-6000 Attn: David Adams

PARTICIPATING SHAREHOLDERS

Bradley J. Ferrell

Address for Notice:

Facsimile No.:

Telephone No.:

Attn:

With a copy to:

Facsimile:

Telephone:

Attn:

Jeffrey Winzeler

Address for Notice:

Facsimile No.:

Telephone No.:

Attn:

With a copy to:

Facsimile:

Telephone:

Attn:

Investor Signature Page
     By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of December ___, 2007 (the “Purchase Agreement”) by and among Solar Power Inc., the Participating Shareholders (as defined therein), and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

NAME OF INVESTOR:
By:
Name:
Title:
Address:

Telephone No:

Facsimile:

E-mail:

Number of Shares:

Number of Warrants:

Aggregate Purchase Price: $

ADDENDUM NO. 1 TO SECURITIES PURCHASE AGREEMENT
This Addendum No. 1 to the Securities Purchase Agreement (the “Addendum”) is made as of December ___, 2007 by and between Solar Power, Inc., a California corporation (the “Company”), and the investors listed on the Schedule of Investors (individually, an “Investor” and collectively, the “Investors”) attached as Exhibit A to the Securities Purchase Agreement dated as of the date hereof by and among the Company and the Investors (the “Agreement”). Capitalized terms not specifically defined hereunder shall have the meanings assigned to them under the Agreement.
1. Per Share Purchase Price Protection. A new Section 6.9 is hereby added to the Agreement to provide for adjustment in purchase price in the event the Company sells securities within a twelve month period from the Closing at a per share price that is lower than the per share price paid by the Investors pursuant to the Agreement. Section 6.9 shall read in its entirety as follows:
          “6.9 Anti-dilution.
     (a) If at any time after the Closing and prior to the first anniversary of the Closing, the Company sells or issues or agrees to sell or issue Dilutive Shares (as defined below) to any person or entity for consideration per share that is less than the Trigger Price (as defined below) in effect immediately prior to such issuance or sale (each, a “Dilutive Issuance”), the Company shall concurrently, at the option of the Company, either (A) issue to Investor for no consideration a number of shares of Common Stock equal to (i) Investor’s Adjusted Shares (as defined below) less (ii) Investor’s Original Shares (as defined below) (the “Anti-Dilution Shares”), or (B) pay to Investor an amount in cash equal to the product of (x) an amount equal to the Trigger Price immediately prior to such Dilutive Issuance less the consideration per share paid in respect of such Dilutive Shares multiplied by (y) Investor’s Original Shares. For purposes of this Section 6.9, such shares shall be allocated a portion of the consideration of the initial issuance of Common Stock pursuant to the Agreement. No fractional shares of Common Stock shall be issued pursuant to this Section 6.9. The number of shares of Common Stock issued shall be rounded up or down to the nearest integral number of whole shares of Common Stock. For the purposes of this Section 6.9, whenever Dilutive Shares are issued for a consideration other than cash, either in whole or in part, the consideration per share paid in respect of such Dilutive Shares shall be the fair market value of such consideration as established in good faith by resolution of the Company’s board of directors.
     (b) Definitions. For the purposes of this Section 6.9, for each Dilutive Issuance, the following terms shall have the following meanings:
     (i) “Adjusted Shares” means the number of shares of Common Stock equal to the product of (x) the Investor’s Original Shares, multiplied by (y) the quotient of (1) the Trigger Price in effect immediately prior to a Dilutive Issuance, divided by (2) the Trigger Price in effect immediately after such Dilutive Issuance. Any Adjusted Shares issued under this Agreement shall be deemed to be “Shares.”

     (ii) “Common Equivalent Shares” means shares of Common Stock issuable upon conversion, exercise or exchange of convertible securities or any rights, warrants or options to subscribe for or purchase Common Stock or convertible securities.
     (iv) “Dilutive Shares” means Common Equivalent Shares issued and sold at a price less than the Trigger Price after the Closing and prior to the first anniversary of the Closing other than:
     (A) shares of Common Stock issued upon conversion of any warrant or option in accordance with its terms, which warrant or option was outstanding as of the Closing, and including warrants to be issued to the placement agents in connection with the sale of the securities;
     (B) shares of Common Stock and options to purchase Common Stock granted pursuant to the Company’s 2006 Equity and Incentive Plan, and shares of Common Stock issued upon exercise of any such options;
     (C) shares of Common Stock, or Convertible Securities issued upon exercise, conversion or exchange of any Convertible Securities existing as of the Closing;
     (D) shares of Common Stock (and/or convertible securities and the shares of Common Stock issuable upon conversion, exchange or exercise of such convertible securities) issued in connection with any stock split, stock dividend, reverse stock split, recapitalization, reorganization or other distribution of shares of Common Stock (each, a “Recapitalization Event”) that does not affect the relative economic interests or rights of holders of Common Stock; and/or
     (E) Common Stock warrants or other convertible securities issued as part of any offering registered under the Securities Act (“Public Offering”).
     For purposes of this Clause (iv), Common Equivalent Shares are deemed to be issues and sold when convertible securities or rights, warrants or options to subscribe for or purchase Common Stock or convertible securities are issued and sold, and the price per share at which such Common Equivalent Shares are deemed to be issued and sold shall equal the initial conversion, exercise, subscription, purchase or exchange price per share, as the case may be, of Common Stock underlying such convertible securities, rights, warrants or options.
     (v) “Original Shares” means (x) with respect to the first Dilutive Issuance, the total number of Common Shares acquired by Investor pursuant to the Agreement (as adjusted for any Recapitalization Event) and (y) with respect to each Dilutive Issuance thereafter, the total number of Adjusted Shares immediately prior to such Dilutive Issuance (as adjusted for any Recapitalization Event). For the avoidance of doubt, any Common Shares acquired by Investor or an affiliate of Investor from either the Company or any other stockholder of the Company under any contract other than this Agreement shall in no event be included in the number of Original Shares under this Section 6.9 or any adjustment pursuant to this Section 6.9.
     (vi) “Trigger Price” shall initially mean (A) $2.60 per share (as adjusted for any Recapitalization Event). In connection with each Dilutive Issuance, the Trigger Price shall be adjusted downwards to equal the lowest price per Dilutive Share paid for the Dilutive Shares issued or sold in such Dilutive Issuance. The Trigger Price shall also be proportionately adjusted from time to time for any Recapitalization Event pursuant to which securities of the Company are issued with respect to the Original Shares and/or Adjusted Shares.
     (c) Notwithstanding anything herein to the contrary, if the Company has not obtained shareholder approval, if required by the applicable rules and regulations of the principal Trading Market (or any successor entity) upon which the Company’s shares of Common Stock are listed or quoted, then the Company may not issue under this Section 6.9, in the aggregate, in excess of (1) 19.999% of the number of shares of Common Stock outstanding as of the date hereof, less (2) the sum of (a) the Common Shares issued at the Closing and any shares of Common Stock issued at the closing of a subsequent financing plus (b) any Anti-Dilution Shares (such number of shares, the “Issuable Maximum”). Each Investor shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate number of Common Shares issued and sold to such Investor on the Closing by (y) the aggregate number of shares of Common Stock issued and sold by the Company on the closing of the subsequent financing.
     (d) The Investors agree that any term or provision of the Agreement or this Addendum may be modified by consent of those Investors who hold a majority of the outstanding Common Shares issued pursuant to the Agreement at the time of such consent, which modification shall be binding on all Investors.

ADDENDUM NO. 2 TO SECURITIES PURCHASE AGREEMENT
This Addendum No. 2 to the Securities Purchase Agreement (the “Addendum”) is made as of December ___, 2007 by and between Solar Power, Inc., a California corporation (the “Company”), and the investors listed on the Schedule of Investors (individually, an “Investor” and collectively, the “Investors”) attached as Exhibit A to the Securities Purchase Agreement dated as of the date hereof by and among the Company and the Investors (the “Agreement”). Capitalized terms not specifically defined hereunder shall have the meanings assigned to them under the Agreement.
1.	The Agreement is hereby amended to remove all reference to Participating Shareholders, as that term is defined in paragraph A in the Background of the Agreement, and the Participating Shareholders will not offer or sell any securities pursuant to the Agreement. Accordingly, the Participating Shareholders will not deliver any shares of Common Stock at Closing, and will receive no portion of any proceeds pursuant to the Agreement. Accordingly, Sections 2.2(b) and 2.2(d) of the Agreement are deleted in their entirety, and all of Article IV is deleted, as well as all other references to Participating Shareholders found elsewhere in the Agreement. Notwithstanding any other term or provision in the Agreement, the Participating Shareholders may be granted registration rights by the Company with respect to the aggregate 300,000 shares identified in the Agreement prior to this Addendum, subject to further restrictions as the Company’s Board of Directors may deem appropriate, in exchange for their withdrawal from participation pursuant to the Agreement.

2.	All other terms and conditions of the Agreement, including Addendums thereto, remain unchanged, and in full force and effect. No signatures other than the Company and the Investors shall be required to effect the consummation of the transactions contemplated by the Securities Purchase Agreement.